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                                                                   Exhibit 10.35

                                AMENDMENT NO. 2

                        TO LICENSED DEPARTMENT AGREEMENT


        This Amendment No. 2 dated effective as of April 13, 1998 amends the terms and conditions of the Licensed Department Agreement between J.C. Penney Company, Inc. ("Penney") and U. S. Vision, ("Operator") dated as of February 1, 1995, as amended December 18, 1996 (the "Agreement").

        WHEREAS, incident to its operation of the Licensed Department, Operator seeks to establish a website utilizing the tradename "JCPenney Optical" (the Website"); and

        WHEREAS, the parties have agreed to amend the Agreement to provide for the terms and conditions applicable to the Website;

        NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. The Operator shall be responsible for the domain name registration, construction, maintenance, site hosting, content and operation of the Website. The domain name for the Website shall be "www.jcpenneyoptical.com".
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        2.      Operator shall comply with all applicable laws, and shall not breach, infringe or encroach upon the rites of third parties in connection with its registration, construction, maintenance, site hosting, content and operation of the Website.

        3. Penney shall continue to maintain at least one JCPenney Optical page on its website at "www.jcpenney.com" and shall provide a link between such optical page(s) and the Website.

        4. Upon the expiration, termination and/or cancellation of the Agreement, Operator shall cease operation of the Website and shall transfer and assign to Penney the domain name registration www.jcpenneyoptical.com.
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        5.      All content of the Website shall be consistent with Penney's advertising practices and procedures. In the event that Penney notifies Operator that certain content is not consistent with Penney's advertising practices and procedures, Operator shall have 48 hours within which to either remove the offending content or modify the content to comply with Penney's advertising practices and procedures.

        6. Except as specifically modified herein, the terms and conditions of the Agreement, including, without limitation, Section 8, Trademarks; Advertising, and Section 19, Indemnity, shall continue in full force and effect.

        IN WITNESS WHEREOF, Operator and Penney have caused this Agreement to be executed as of the day and year first written above.



J. C. PENNEY COMPANY, INC.                      U. S. VISION, INC.



By:  /s/ James A. Fike                          By: /s/ William A. Schwartz
     -------------------------------                -------------------------
     James A. Fike                                  William A. Schwartz
     Vice President                                 Chairman of the Board and
     Director of Operation, Services                Chief Executive Officer
     & Systems, JCPenny Stores